Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2018, in the Registration Statement (Form S-1) and related Prospectus of Best Western International, Inc. dated August 10, 2018.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 10, 2018